SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date or earliest event reported) August 29, 2003

AMPCO-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-898	25-1117717
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer IdentificationNumber)

600 Grant Street Pittsburgh, PA	15219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 456-4400

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS.

On August 15, 2003, Ampco-Pittsburgh Corporation (the Corporation) sold the stock of its New Castle Industries (NCII) group of companies which constituted its small Plastics Processing Machinery segment to Xaloy Inc., a subsidiary of Saurer Ltd., Switzerland. The pending transaction was disclosed in the Corporation’s Form 10-Q dated August 14, 2003.

The proceeds, subject to post-closing adjustments, approximated $16.85 million resulting in a loss on the sale of approximately $2.75 million which will be recognized in the third quarter. Of the purchase price, $14.6 million was paid at closing, $1 million is payable no later than October 15, 2003, and the balance is in the form of a 3-year promissory note guaranteed by Saurer Ltd. The note bears interest at the prime rate and is payable quarterly.

The Plastics Processing Machinery segment manufactured and sold, through NCII, feed screws, barrels, chill rolls and heat transfer rolls principally to the plastics processing and plastics machinery industries. Sales approximated $24.6 million and operating results were a loss of approximately $1.2 million for 2002.

The sale of the NCII group of companies will be accounted for as a discontinued operation. In addition to the loss on sale, the Corporation will incur environmental remediation costs for two of NCII’s Pennsylvanian facilities. An estimate for costs to clean up is expected to be available before third quarter results are announced.

Consideration for the stock of NCII was determined by arm’s length negotiations among parties to the transaction. There is no relationship between the Corporation and Xaloy, Inc. or Saurer, Ltd. including with any directors or officers.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired.

Not applicable

(b)	Pro forma financial information.

On August 15, 2003, the Corporation sold the stock of its NCII group of companies which constituted its small Plastics Processing Machinery segment to Xaloy Inc., a subsidiary of Saurer Ltd., Switzerland. In accordance with Article 11 of Regulation S-X, following are the pro forma financial statements reflecting the transaction described above.

The proceeds, subject to post-closing adjustments, approximated $16.85 million resulting in a loss on the sale of approximately $2.75 million which will be recognized in the third quarter. Of the purchase price, $14.6 million was paid at closing, $1 million is payable no later than October 15, 2003, and the balance is in the form of a 3-year promissory note guaranteed by Saurer Ltd. The note bears interest at the prime rate and is payable quarterly.

The sale of the NCII group of companies will be accounted for as a discontinued operation. In addition to the loss on sale, the Corporation will incur environmental remediation costs for two of NCII’s Pennsylvanian facilities. An estimate for costs to clean up is expected to be available before third quarter results are announced. The loss on sale and an estimate for environmental clean up costs are not included in the pro forma adjustments.

The unaudited financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually resulted for the Corporation had the transaction occurred as of June 30, 2003 or as of January 1, 2002, or that may result in the future.

The following unaudited pro forma consolidated financial information has been presented for the balance sheet as of June 30, 2003 and for the statements of operations for the year ended December 31, 2002 and the six month period ended June 30, 2003. The historic consolidated financial information presented herein should be read in conjunction with the audited consolidated financials statements and notes thereto incorporated by reference in the Corporation’s annual report to shareholders on Form 10-K for the year ended December 31, 2002 and the unaudited consolidated financial statements and notes thereto included in the Corporation’s quarterly report on Form 10-Q for the six months ended June 30, 2003.

AMPCO-PITTSBURGH CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

JUNE 30, 2003

(in thousands)

		Pro Forma Adjustments Increase (Decrease)
	As Reported Corporation	Adjustments Removing NCII		Other Adjustments		As Adjusted
Assets:
Current Assets:
Cash and cash equivalents	$26,323	$357	(1)	$15,350	(2)	$42,030
Receivables-net	38,405	(3,814	)(1)	—		34,591
Inventories	47,891	(1,928	)(1)	—		45,963
Other	9,575	(681	)(1)	—		8,894

Total current assets	122,194	(6,066)		15,350		131,478
Property, plant and equipment-net	82,413	(16,329	)(1)	—		66,084
Prepaid pensions	23,839	—	(1)	(553	)(3)	23,286
Other assets	7,772	(1,413	)(1)	1,250	(2)	7,609

	$236,218	$(23,808)		$16,047		$228,457

Liabilities and Shareholders’ Equity:
Liabilities:
Current liabilities	$36,248	$(2,185	)(1)	$—		$34,063
Long-term debt	13,311	—	(1)	—		13,311
Other long-term liabilities	37,694	(3,061	)(1)	—		34,633

Total liabilities	87,253	(5,246)		—		82,007

Shareholders’ equity:
Preference stock	—	—	(1)	—		—
Common stock	9,632	—	(1)	—		9,632
Additional paid in capital	103,006	—	(1)	—		103,006
Retained earnings	44,631	(18,562	)(1)	16,047	(2,3)	42,116
Accumulated other comprehensive loss	(8,304)	—	(1)			(8,304)

	148,965	(18,562)		16,047		146,450

	$236,218	$(23,808)		$16,047		$228,457

AMPCO-PITTSBURGH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002

(in thousands, except per share amounts)

		Pro Forma Adjustments Increase (Decrease)
	As Reported Corporation	Adjustments Removing NCII		Other Adjustments		As Adjusted
Net Sales	$212,376	$(24,620	)(4)	$—		$187,756

Operating costs and expenses:
Cost of products sold (excluding depreciation)	164,758	(19,382	)(4)	—		145,376
Selling and administrative	30,150	(4,317	)(4)	—		25,833
Depreciation	7,630	(1,467	)(4)	—		6,163
Restructuring	579	(625	)(4)	—		(46)
Gain on sale of assets	(604)	—	(4)	—		(604)

	202,513	(25,791)		—		176,722

Income from operations	9,863	1,171		—		11,034
Other income (expense) – net	(71)	16	(4)	58	(5)	3

Income from continuing operations before provision for income taxes	9,792	1,187		58		11,037
Provision for income taxes	4,637	376	(4)	20	(6)	5,033

Income from continuing operations	$5,155	$811		$38		$6,004

Basic and diluted earnings per share:
Income from continuing operations	$0.53					$0.62

Weighted average number of common shares outstanding	9,625					9,625

Weighted average number of common shares outstanding, assuming exercise of options outstanding	9,656					9,656

AMPCO-PITTSBURGH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2003

(in thousands, except per share amounts)

		Pro Forma Adjustments Increase (Decrease)
	As Reported Corporation	Adjustments Removing NCII		Other Adjustments		As Adjusted
Net Sales	$101,426	$(12,401	)(7)	$—		$89,025

Operating costs and expenses:
Cost of products sold (excluding depreciation)	79,292	(9,577	)(7)	—		69,715
Selling and administrative	16,113	(2,270	)(7)	—		13,843
Depreciation	4,000	(801	)(7)	—		3,199
Other	14	(23	)(7)	—		(9)

	99,419	(12,671)		—		86,748

Income from operations	2,007	270		—		2,277
Other income (expense) – net	(400)	(1	)(7)	27	(8)	(374)

Income from continuing operations before provision for income taxes	1,607	269		27		1,903
Provision for income taxes	1,019	73	(7)	9	(9)	1,101

Income from continuing operations	$588	$196		$18		$802

Basic and diluted earnings per share:
Income from continuing operations	$0.06					$0.08

Weighted average number of common shares outstanding	9,632					9,632

Weighted average number of common shares outstanding, assuming exercise of options outstanding	9,699					9,699

AMPCO-PITTSBURGH CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes that the sale of the Plastics Processing Machinery segment occurred at June 30, 2003. The following pro forma adjustments to the balance sheet have been made:

1.	To remove the net assets of the Plastics Processing Machinery segment from the Condensed Consolidated Balance Sheet of Ampco-Pittsburgh Corporation.

2.	To record consideration received of $16,850 less $250 of estimated closing costs. Consideration was comprised of $14,600 which was paid at closing, $1,000 which is payable no later than October 15, 2003, and the estimated balance which is in the form of a 3-year promissory note. The note bears interest at the prime rate and is payable quarterly.

3.	To record the estimated curtailment loss arising from the amendment of the pension plan to cease accruals of benefits with respect to transferred employees.

The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2002 assumes that the sale of the Plastics Processing Machinery segment occurred January 1, 2002. The following pro forma adjustments have been made:

4.	To remove the sales, costs and expenses, which resulted in an operating loss, for the Plastics Processing Machinery segment for the year ended December 31, 2002 from the Consolidated Statement of Operations of Ampco-Pittsburgh Corporation.

5.	To record interest income earned on the 3-year promissory note at a prime rate of 4.68%.

6.	To adjust the provision for income taxes with respect to the above changes.

The Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2003 assumes that the sale of the Plastics Processing Machinery segment occurred January 1, 2002. The following pro forma adjustments have been made:

7.	To remove the sales, costs and expenses, which resulted in an operating loss, for the Plastics Processing Machinery segment for the six months ended June 30, 2003 from the Consolidated Statement of Operations of Ampco-Pittsburgh Corporation.

8.	To record interest income earned on the 3-year promissory note at a prime rate of 4.24%.

9.	To adjust the provision for income taxes with respect to the above changes.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS continued.

(c) Exhibits

2.1	Stock Purchase Agreement dated June 26, 2003 by and between Xaloy Incorporated, as Purchaser; Saurer Ltd., as Purchaser Guarantor; Ampco-Pittsburgh Securities V Corp., as a Seller; Ampco UES Sub, Inc., as a Seller; and Ampco-Pittsburgh Corporation, as Sellor Guarantor (the Stock Purchase Agreement).

2.2	Amendment No. 1 dated July 11, 2003 to the Stock Purchase Agreement.

2.3	Amendment No. 2 dated August 15, 2003 to the Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPCO-PITTSBURGH CORPORATION

DATE:	August 29, 2003	By:	/s/ ROBERT A. PAUL
Robert A. Paul
President and Chief Executive Officer

DATE:	August 29, 2003	By:	/s/ MARLISS D. JOHNSON
Marliss D. Johnson
Vice President Controller and Treasurer